SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
March 20, 2014
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

Office Address: 2036 Washington Street, Hanover, Massachusetts 02339
Mailing Address: 288 Union Street, Rockland, Massachusetts 02370
(Address of Principal Executive Offices)

(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Awards

On March 20, 2014 the Board of Directors of Independent Bank Corp. (the “Company”) made restricted stock awards of the Company’s common stock pursuant to the Independent Bank Corp. Amended and Restated 2005 Employee Stock Plan (the “2005 Plan”) to the principal executive officer, the principal financial officer, and the other named executive officers of the Company and/or its wholly-owned bank subsidiary Rockland Trust Company (“Rockland Trust”). Time vested restricted stock awards comprised about sixty percent (60%) and performance-based restricted stock about forty percent (40%) of the equity awards. The amounts awarded were as follows:

Name / Position	Shares Subject to Time Vested Restricted Stock Award	Shares Subject to Performance Based Restricted Stock Award
Christopher Oddleifson, President and Chief Executive Officer of the Company and Rockland Trust	10,500	6,700
Robert D. Cozzone, Chief Financial Officer of the Company and Rockland Trust	2,500	1,600
Edward F. Jankowski, Director of Residential Lending and Compliance of Rockland Trust	1,800	1,200
Jane L. Lundquist, Executive Vice President of Rockland Trust	2,700	1,800
Gerard F. Nadeau, Executive Vice President of Rockland Trust	4,100	2,600
Denis K. Sheahan, Chief Operating Officer of the Company and Rockland Trust	3,800	2,400

The time vested restricted stock awards vest evenly over a five-year period, with one-fifth (20%) vesting in equal annual increments over the five year period from the date of grant (i.e., one-fifth vesting on each of March 20, 2015, March 20, 2016, March 20, 2017, March 20, 2018, and March 20, 2019). The performance-based restricted stock awards are subject to vesting based on achievement of specified levels of return on average tangible common equity ("ROATE") as compared to the Company's 2014 proxy statement peer group, measured over a three year performance period from January 1, 2014 through December 31, 2016. If the Company's ROATE during the performance period (i) is less than the 25th percentile of the peer group, no restricted shares shall vest, (ii) is equal to the 25th percentile of the peer group ("Threshold Performance"), then 25% of the restricted shares shall vest, (iii) is equal to the 50th percentile of the peer group ("Target Performance"), then 50% of the restricted shares shall vest and (iv) is equal to or greater than the 75th percentile of the peer group ("Maximum Performance"), then 100% of the restricted shares shall vest. If ROATE is between the Threshold Performance and Target Performance or Target performance and Maximum Performance, then in either case the amount of restricted shares that shall vest shall be between 25% and 50% or 50% and 100%, respectively, determined by linear interpolation on a straight-line basis rounded to the nearest whole share. Notwithstanding the foregoing, performance-based restricted shares will not vest if the Company's tangible book value per share measured at the end of the performance period does not exceed the Company's tangible book value per share at the outset of the performance period.

The 2005 Plan is incorporated by reference to the Company’s Definitive Proxy Statement for the 2011 Annual Meeting of Stockholders which was filed with the Securities Exchange Commission on April 5, 2011. The forms of Restricted Stock Agreement used for the time vested restricted stock awards are incorporated by reference to the Company’s Form 8-K which was filed with the Securities Exchange Commission on May 27, 2009. The forms of Performance-Based Restricted Stock Award Agreements used are attached as follows:

Exhibit 99.1: Form of Performance-Based Restricted Stock Award Agreement for Chief Executive Officer;

Exhibit 99.2: Form of Performance-Based Restricted Stock Award Agreement for Executive Officer; and,

Exhibit 99.3: Performance Goal attached as Exhibit A to March 20, 2014 Performance-Based Restricted Stock Award Agreements.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to exhibits 99.1, 99.2, and 99.3.

Executive Incentive Plan

On March 20, 2014 the Company's Board of Directors approved the Independent Bank Corp. and Rockland Trust Company Executive Officer Performance Incentive Plan for use in the 2014 calendar year (the “Executive Incentive Plan”). Participants in the Executive Incentive Plan include any individual named as an executive officer in the Company’s Proxy Statement (“Executive Officers”) and such other officers of the Company and/or Rockland Trust as the Board selects to participate in the Executive Incentive Plan.

The following summary does not purport to be complete and is qualified in its entirety by reference to the Executive Incentive Plan, a copy of which is attached as Exhibit 99.4.

Executive Incentive Plan Summary:

The Board administers the Executive Incentive Plan, based upon the recommendations of the compensation committee. All determinations regarding the achievement of any performance goals, the achievement of individual performance goals and objectives, and the amount of any individual awards are made by the Board. The Executive Incentive Plan expressly reserves the Board's right, in its sole and absolute discretion, to reduce, including a reduction to zero, any award otherwise payable.

The Executive Incentive Plan creates a cash incentive program based upon the Company's financial performance, with awards determined as follows:

•	The award for the CEO is determined by the product of the CEO's Target Award multiplied by the combined Bank and Peer Performance Adjustment Factors;

•	Awards for the executive officers other than the CEO are determined by the product of the participant's Target Award multiplied by the combined Bank and Peer Performance Adjustment Factors and by the participant's Individual Performance Adjustment Factor.

The award payable to any participant, therefore, could be less than or more than the Target Award, depending upon: the Company's performance against the criteria used to determine the Bank and Peer Performance Adjustment Factors; in the case of executive officers other than the CEO, the Individual Performance Adjustment Factor; and, any exercise of Board discretion in accordance with the Executive Incentive Plan.

The Executive Incentive Plan defines “Target Award” as a specified percentage of the executive officer's base salary as in effect on November 1, 2013 as follows:

Executive Officer	Target Percentage
Christopher Oddleifson	Fifty-Five Percent (55%)
Robert Cozzone	Thirty-Five Percent (35%)
Denis K. Sheahan	Forty Percent (40%)
Jane L. Lundquist	Thirty-Five Percent (35%)
Gerard F. Nadeau	Thirty-Five Percent (35%)
Edward F. Jankowski	Thirty Percent (30%)

The Executive Incentive Plan requires a Target Award to be multiplied by the combined Bank and Peer Performance Adjustment Factors, a result derived from adding together the Bank Performance Adjustment Factor and the Peer Performance Adjustment Factor as described below.

The Executive Incentive Plan determines the Bank Performance Adjustment Factor for the CEO and other executive officers based upon the Company’s Operating Earnings per Share results within specified ranges set forth on schedules to the Executive Incentive Plan which specify threshold, target, and maximum performance Bank Performance Adjustment Factor levels, as set forth in the chart below, for the CEO and other executive officers. The Executive Incentive Plan defines Operating Earnings per Share as net income on the Company's audited consolidated statement of income adjusted upwards or downwards as determined by the compensation committee for the after-tax effect of material non-recurring items. The range of the Bank Performance Adjustment Factor set forth in the Executive Incentive Plan is as follows:

	Threshold	Target	Maximum
CEO Range for Bank Performance Adjustment Factor	Negative Fifty Percent (-50%)	One Hundred Percent (100%)	One Hundred Twenty Five Percent (125%)
Range of Bank Performance Adjustment Factor for other Executive Officers	Negative Fifty Percent (-50%)	One Hundred Percent (100%)	One Hundred Twelve and a Half Percent (112.5%)

The Executive Incentive Plan determines the Peer Performance Adjustment Factor by the Company's performance compared to peer results as measured by the Bank Holding Company Performance Report prepared by the Federal Reserve Board or by any other information which the compensation committee determines to be appropriate. The Company’s performance with respect to Return on Assets, Return on Equity, Charge-Offs, and Non-Performing Assets is compared with the aggregate performance of the peer group banks identified in its proxy statement for those measures. The Executive Incentive Plan calculates the Peer Performance Adjustment Factor by averaging the Company's performance compared to peer within the following ranges:

Company’s Percentile Performance To Peer	Adjustment for Return On Assets Peer Comparison	Adjustment for Return on Equity Peer Comparison	Adjustment for Charge-Off Peer Comparison	Adjustment for Non-Performing Asset Peer Comparison
76-100	12.5%	12.5%	-50%	-50%
56-75	6.25%	6.25%	-6.25%	-6.25%
46-55	0%	0%	0%	0%
26-45	-6.25%	-6.25%	6.25%	6.25%
0-25	-50%	-50%	12.5%	12.5%

The Board's determinations under the Executive Incentive Plan need not be uniform and may be made selectively among persons who receive, or who are eligible to receive, a cash award. The Executive Incentive Plan reserves the right of the Board, in its sole and absolute discretion, to: make adjustments to the Bank Performance Adjustment Factor within the defined parameters set forth in the Executive Incentive Plan schedules based upon one-time, non-recurring, or extraordinary events or any other reason that the Board deems appropriate; adjust any awards by considering factors such as regulatory compliance and credit quality; increase the award for the CEO up to a maximum of 1.20 times the amount that would have been called for by the product of the CEO's Target Award multiplied by the Bank Performance Adjustment Factor; and, to reduce, including a reduction to zero, any cash award otherwise payable.

Exhibits    Description

99.1	Form of Performance-Based Restricted Stock Award Agreement for Chief Executive Officer

99.2	Form of Performance-Based Restricted Stock Award Agreement for Executive Officer

99.3	Performance Goal attached as Exhibit A to March 20, 2014 Performance-Based Restricted Stock Award Agreements

99.4	2014 Independent Bank Corp. and Rockland Trust Company Executive Officer Performance Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.
Date: March 26, 2014	BY: /s/Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL